Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 and related prospectus of Hedgepath Pharmaceuticals, Inc. dated April 21, 2017 and to the inclusion therein of our report, dated February 17, 2017, with respect to the financial statements of HedgePath Pharmaceuticals, Inc. included in its Form 10-K filed February 17, 2017 with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida

April 21, 2017